Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated July 13, 2021, with respect to the consolidated financial statements of MakeMyTrip Limited, and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG Assurance and Consulting Services LLP

Bengaluru, Karnataka, India

May 10, 2022